PPJ ENTERPRISE.

1120 Terminal Way, Suite 202

Reno, NV 89502

Memo

To: Pacific Stock Transfer Company

Fax # (702) 433-1979

From: Chandana Basu, Officer and Director of PPJ ENTERPRISE.

Attn: Beth

CC: File

Date: 3/24/2008

Re: Reverse Stock Split

Dear Beth,

Please update your records with the information as filed with Nevada Secretary of State and process this to report to NASDAG. As we discussed I will forward a confirmation letter to NASDAG.

Signature of the Corporate Officer

Name: Chandana Basu

Title: President and CEO

Address 1120 Terminal Way Suite 202

Reno, NV 89502

Signature: C Basu

SPECIAL RESOLUTION OF THE BOARD
OF
PPJ ENTERPRISE

CONSENT TO ACTION WITHOUT MEETING

OF THE BOARD OF DIRECTORS

Pursuant to Section 78.3 15 of the Nevada Revised Statutes, which authorizes the taking at action by written consent of the Directors without a meeting, the undersigned, being the sole voting power and Director of PPJ ENTERPRISE., a Nevada corporation ("Company"), hereby acknowledges, the following statements:

WHEREAS, the sole voting power and Chairman of the Board believes it is in the best interest of the Company to do a reverse stock split 400:1 without changing the value of the outstanding shares.

NOW THEREFORE BE IT RESOLVED, that the officers are instructed to take whatever action necessary to instruct the transfer agent to report the reverse split of the Registrant shares to 400:1, :

As listed in attachment.

RESOLVED FURTHER, all shares of the Company's common shares will be reverse split pursuant to the resolution above as of March 21, 2008.

IN WITNESS WHEREOF, the undersigned, being the sole voting power and Board of Directors of PPJ ENTERPRISE., does hereby execute this consent effective the 24th day of March , 2008.

C Basu

CHANDANA BASU,

President/CEO/Chairman

Arjinderpal Singh Sekhon, MD

Director

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

March 20, 2008

Job Number	**Corporation Number**	
C20080320-2475	C12096-2000	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Amendment	20080193909-31	March 20, 2008 02:30:39 PM

Corporation Name	**Resident Agent**
PPJ ENTERPRISE	OASIS CORPORATE SERVICES, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20080193909-31
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/20/2008 2:30 PM
	Entity Number C12096-2000

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PPJ ENTERPRISE

2. The articles have been amended as follows (provide article numbers, if available):

PPJ Enterprise declares reverse stock split 1:400 effective March 20, 2008 without changing the net value of the outstanding shares. Authorized Shares will remain at 1.500,000,000 shares of Common Stocks having a .$0.001 par value, and Preferred Stocks will remain at 100,000,000 shares having a $0.001 par value. and Free Trading shares will remain at 300,000,000 shares of Free trading Stocks having a $0.001 per value. The Common, Preferred and Free trading Stocks of the Company may be issued from time to time without prior approval by the Stockholders. As need the Board of Directors may issue such shares of Common, Preferred and Free trading Stocks in one or more series which shall be stated in the resolution or resolutions.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 80%

4. Effective date of filing (optional): 3/20/08
(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X C Basu

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.